TELECOMMUNICATIONS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.7%

Leap Wireless International,

Inc. — Class B*†

4,255 $

198,453

AT&T, Inc.

54,810 $

2,277,904

F5 Networks, Inc.*†

6,370

181,672

Vodafone Group PLC — SP

Clearwire Corp.*†

11,456

__________

157,062

ADR

58,302

2,175,831

Total Common Stocks

Nokia OYJ — SP ADR

47,078

1,807,324

(Cost $18,274,247)

__________

25,520,564

Cisco Systems, Inc.*

61,748

1,671,518

Face

Verizon Communications, Inc.

36,273

1,584,767

Amount

America Movil SAB de CV —

REPURCHASE AGREEMENTS 0.5%

SP ADR

19,663

1,207,112

Collateralized by U.S. Treasury

Research In Motion Ltd.*

10,010

1,135,134

Obligations

Qualcomm, Inc.

28,485

1,120,885

Lehman Brothers Holdings, Inc.

Corning, Inc.

35,237

845,336

issued 12/31/07 at 1.00% due

Motorola, Inc.

50,314

807,037

01/02/08

$

136,438

136,438

BCE, Inc.

20,111

799,211

__________

Sprint Nextel Corp.†

55,989

735,136

Total Repurchase Agreements

Telefonaktiebolaget LM

(Cost $136,438)

__________

136,438

Ericsson — SP ADR

27,480

641,658

SECURITIES LENDING COLLATERAL 15.8%

American Tower Corp. — Class

Investment in Securities Lending Short

A*

14,086

600,064

Term

Juniper Networks, Inc.*†

16,804

557,893

Investment Portfolio held

Crown Castle International

by U.S. Bank

4,027,381

__________

4,027,381

Corp.*†

12,289

511,222

Total Securities Lending Collateral

Alcatel-Lucent

68,934

504,597

(Cost $4,027,381)

__________

4,027,381

Qwest Communications

International, Inc.*†

63,611

445,913

Total Investments 116.0%

Harris Corp.

6,841

428,794

(Cost $22,438,066)

$

____________

29,684,383

Embarq Corp.†

7,435

368,256

Liabilities in Excess of Other

Nortel Networks Corp.*†

23,310

351,748

Assets – (16.0)%

$

____________

(4,096,938)

Windstream Corp.†

26,504

345,082

Net Assets – 100.0%

$

25,587,445

NII Holdings, Inc. — Class B*†

7,061

341,187

*

Non-Income Producing Security.

Golden Telecom, Inc.*†

3,290

332,125

†

All or a portion of this security is on loan at

MetroPCS Communications,

December 31, 2007.

Inc.*†

16,870

328,121

ADR – American Depository Receipt

U.S. Cellular Corp.*

3,492

293,677

Tele Norte Leste Participacoes

SA — ADR

15,230

293,634

CenturyTel, Inc.

7,029

291,422

Citizens Communications Co.†

22,282

283,650

Brasil Telecom Participacoes

SA — SP ADR†

3,544

264,312

SBA Communications Corp.*†

7,765

262,768

Telephone & Data Systems,

Inc.

4,055

253,843

Level 3 Communications,

Inc.*†

80,229

243,896

Time Warner Telecom, Inc. —

Class A*†

11,310

229,480

JDS Uniphase Corp.*†

16,736

222,589

Ciena Corp.*†

6,195

211,311

Tellabs, Inc.*†

31,948

208,940

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